Exhibit 4.3
EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
     EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of May 20, 2008 (the “Agreement”).
     WHEREAS, American International Group, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), proposes to issue and sell to Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Lehman Brothers Inc., Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Daiwa Securities America Inc., RBC Capital Markets Corporation, Santander Investment Securities Inc., KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, ANZ Securities, Inc., nabCapital Securities, LLC, BMO Capital Markets Corp., TD Securities (USA) LLC, ING Bank N.V., Calyon Securities, SunTrust Robinson Humphrey, Inc., NatCity Investments, Inc., BBVA Securities, Inc. and CIBC World Markets Corp. (the “Initial Purchasers”), upon the terms set forth in the purchase agreement, dated May 13, 2008 (the “Purchase Agreement”), its 8.175% Series A-6 Junior Subordinated Debentures (the “Debentures”).
     WHEREAS, it is a condition to the Initial Purchasers’ obligation to purchase the Securities that the Company enter into this Agreement;
     NOW THEREFORE, the Company hereby undertakes as follows:
     1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:
     “Base Interest” shall mean the interest that would otherwise accrue on the Debentures under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.
     The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.
     “Closing Date” shall mean the date on which the Debentures are initially issued.
     “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.
     “Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

     “Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.
     “Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.
     “Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Exchange Securities” shall have the meaning assigned thereto in Section 2(a) hereof.
     The term “holder” shall mean the Initial Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person is a record or beneficial owner of any Registrable Securities.
     “Indenture” shall mean the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of May 20, 2008, between the Company and the Trustee as the same shall be amended from time to time.
     “Material Adverse Effect” shall have the meaning assigned thereto in Section 5(c).
     “Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.
     “Outstanding” has the meaning specified in the Indenture.
     The term “person” shall mean a corporation, association, partnership, organization, business trust, individual, government or political subdivision thereof or governmental agency.
     “Registrable Securities” shall mean the Securities other than any Exchange Securities issued in an Exchange Offer as contemplated in Section 2(a) hereof (provided that any Exchange Security that, pursuant to the sentence immediately preceding the penultimate sentence of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 7 hereof until resale of such Registrable Security has been effected within the 30 day period referred to in Section 2(a)); provided, however, that a Security shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement, (ii) such Security is sold pursuant to Rule 144 or Regulation S under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture or (iii) such Security shall cease to be Outstanding.
     “Registration Default” shall have the meaning assigned thereto in Section 2(c) hereof.
     “Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.
     “Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Restricted Holder” shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from an Initial Purchaser or in the secondary market.
     “Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     “Securities” shall mean the Debentures of the Company to be issued and sold to the Initial Purchasers and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.
     “Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.
     “Shelf Registration” shall have the meaning assigned thereto in Section 2(b) hereof.
     “Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.
     “Special Interest” shall have the meaning assigned thereto in Section 2(c) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.
     Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.
     2. Registration Under the Securities Act.
(a)	Except as set forth in Section 2(b) below, the Company agrees to file under the Securities Act, no later than 270 days after the Closing Date, one or more registration statements relating to an offer to exchange (each such registration statement, an “Exchange Registration Statement”, and each such offer, an “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of junior subordinated debentures issued by the Company, which junior subordinated debentures have provisions that are substantially identical to the Securities (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered with the Commission pursuant to an effective registration statement under the Securities Act and do not contain provisions restricting their transfer or for the additional interest contemplated in Section 2(c) below (any such new junior subordinated debentures hereinafter called “Exchange Securities”). The Company agrees to use commercially reasonable efforts to cause an Exchange Registration Statement to become effective under the Securities Act no later than 360 days after the Closing Date. The Exchange Offers will be registered under the Securities Act on the appropriate form and will comply, in all material respects, with all applicable tender offer rules and regulations under the Exchange Act. The Company further agrees to use commercially reasonable efforts to commence and complete each Exchange Offer promptly, but no later than 30 days after such Exchange Registration Statement has become effective and exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of such Exchange Offer. An Exchange Offer will be deemed to have been “completed” only if the Exchange Securities received by holders other than Restricted Holders in such Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America. An Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company having exchanged Exchange Securities for all outstanding Registrable Securities pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to such Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of such Exchange Offer, which shall be on a date that is at least 20 business days following the commencement of such Exchange Offer. The Company agrees (x) to include in an Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer or any other person with similar prospectus delivery requirements and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 30th day after such Exchange Offer has been completed or such time as such broker-dealers or such other persons no longer own any Registrable Securities. With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c) and (d) hereof. In the event the Company for any reason does not complete the Exchange Offer as contemplated in this Section 2(a), the Company shall have no further obligations under this Agreement except as provided in Section 2(b) below and for the payment of “Special Interest” as provided in Section 2(c) below.
(b)	If on or prior to the time an Exchange Offer is completed in respect of the Securities, existing Commission interpretations are changed such that the Exchange

Securities received by holders, other than Restricted Holders, in the Exchange Offer are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, the Company shall, in lieu of conducting an Exchange Offer contemplated by Section 2(a), file under the Securities Act no later than 360 days after the Closing Date, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, a “Shelf Registration” and such registration statement, the “Shelf Registration Statement”). The Company agrees to use commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective no later than 30 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the Closing Date or such time as all the Registrable Securities covered by the Shelf Registration Statement are sold thereunder; provided, however, that no holder shall be entitled to be named as a selling securityholder in such Shelf Registration Statement or to use the prospectus forming a part thereof for resales of such Registrable Securities unless such holder is an Electing Holder. The Company further agrees to supplement or make amendments to such Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration. In the event the Shelf Registration Statement has not been filed or become or been declared effective as contemplated in this Section 2(b), the Company shall have no further obligations under this Agreement except for the payment of “Special Interest” as provided in Section 2(c) below.
(c)	In the event that (i) the Exchange Offer is not completed within 390 days after the Closing Date or (ii) the Shelf Registration Statement (to the extent required by Section 2(b) hereof) has not become or been declared effective by the 390th day after the Closing Date or (iii) any Exchange Registration Statement or Shelf Registration Statement in respect of the Securities required by Section 2(a) or 2(b) hereof is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded by a post-effective amendment or a prospectus supplement to such registration statement or an additional registration statement that cures such failure and that is itself declared effective promptly (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing until the earlier of such time as no Registration Default is in effect or the second anniversary of the Closing Date, a “Registration Default Period”), then, the Company hereby agrees to pay to each holder of Registrable Securities affected thereby, as liquidated damages for such Registration Default, special interest (“Special Interest”), in addition to the Base Interest, which shall accrue at a per annum rate of 0.125% for the first 90 days of the Registration Default Period, and shall increase at a per annum rate of 0.125% thereafter for the remaining portion of the Registration Default Period; provided that the Company shall in no event be required to pay Special Interest for more than one Registration Default at any given time; and provided further that in no event shall the Special Interest rate exceed 0.25% per annum in the aggregate.
     (d) The Company shall take all actions reasonably necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated.
     (e) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.
     3. Registration Procedures.
     If the Company files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:
     (a) At or before the Effective Time of any Exchange Registration Statement or any Shelf Registration Statement, as the case may be, in the event a new indenture is used, the Company shall qualify the Indenture under the Trust Indenture Act.
     (b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.
     (c) In connection with the Company’s obligations with respect to any registration of Exchange Securities as contemplated by Section 2(a) (an “Exchange Registration”), if applicable, the Company shall:
     (i) use commercially reasonable efforts to prepare and file with the Commission no later than 270 days after the Closing Date, an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit such Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use commercially reasonable efforts to cause such Exchange Registration Statement to become effective no later than 360 days after the Closing Date;
     (ii) use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of such Exchange Securities;
     (iii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in such registration statement (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement under the Securities Act or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;
     (iv) in the event that the Company would be required, pursuant to Section 3(c)(iii)(F) above, to notify any broker-dealers holding Exchange Securities, promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing;
     (v) use commercially reasonable efforts to obtain the withdrawal or lifting of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;
     (vi) use commercially reasonable efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of an Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders;
     (vii) use commercially reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required in order for the Company to effect such Exchange Registration and such Exchange Offer;
     (viii) provide a CUSIP number for all such Exchange Securities, not later than the applicable Effective Time; and
     (ix) use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).
     (d) In connection with the Company’s obligations with respect to any Shelf Registration, if applicable, the Company shall:
     (i) use commercially reasonable efforts to prepare and file with the Commission, within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);
     (ii) mail the Notice and Questionnaire to the holders of such Registrable Securities on the date of the filing of such Shelf Registration Statement; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that holders of such Registrable Securities shall have at least 18 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;
     (iii) after the Effective Time of such Shelf Registration Statement, upon the request of any holder of such Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in such Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;
     (iv) use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement;
     (v) use commercially reasonable efforts to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;
     (vi) provide (A) the Electing Holders, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) any sales or placement agent therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders the opportunity to review and comment on such Shelf Registration Statement for a period of 5 business days if practicable, or such shorter period of time as is practicable and to review and promptly comment on each amendment or supplement thereto;
     (vii) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Company’s principal place of business or another reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Company, and cause the officers and employees of the Company to respond to such inquiries, as shall be reasonably necessary, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required to so disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the Securities Act and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact necessary to make the statements therein not misleading in light of the circumstances then existing;
     (viii) advise each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement under the Securities Act or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;
     (ix) use commercially reasonable efforts to obtain the withdrawal or lifting of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(x)	if requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of such Registrable Securities being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi)	furnish to each Electing Holder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) a copy of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii)	use commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions within the United States as any Electing Holder shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period such Shelf Registration is required to remain effective under Section 2(b) above and for so long as may be necessary to enable any such Electing Holder, agent or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders;

(xiii)	use commercially reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required by the Company in order to effect such Shelf Registration or the offering or sale contemplated thereby;

(xiv)	provide a CUSIP number for all such Registrable Securities, not later than the applicable Effective Time;

(xv)	enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders aggregating at least 25% in aggregate principal amount of the Registrable Securities at the time Outstanding shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

(xvi)	use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).
     (e) In the event that the Company would be required, pursuant to Section 3(d)(viii)(F) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(d)(viii)(F) hereof, such Electing Holder shall forthwith discontinue the disposition of the Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.
     (f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of the Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing.
     (g) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.
     4. Registration Expenses.
     The Company agrees to bear and to pay or cause to be paid all expenses incident to the Company’s performance of or compliance with this Agreement, including (a) all Commission and any Financial Industry Regulatory Authority registration, filing and review fees and expenses including fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(c)(vi) and Section 3(d)(xii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may designate, including any fees and disbursements of counsel for the Electing Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Exchange Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Exchange Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of the Exchange Securities and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (h) reasonably incurred fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (i) any fees charged by securities rating services for rating the Exchange Securities, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.
     5. Representations and Warranties.
     The Company represents and warrants to, and agrees with, the Initial Purchasers and each of the holders from time to time of Registrable Securities that:
(a)	Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the sale by the underwriters under the underwriting agreement relating thereto and at the time of closing under such underwriting agreement, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances then existing not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(c)(iii)(F) or Section 3(d)(viii)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to (i) that part of the registration statement which constitutes the Statement of Eligibility under the Trust Indenture Act of the Trustee, (ii) statements or omissions in the registration statement or the prospectus made in reliance upon and in conformity with information furnished in writing by a holder of Registrable Securities expressly for use therein; and (iii) any statement which does not constitute part of the registration statement or prospectus pursuant to Rule 412 under the Securities Act.

(b)	The documents to be incorporated by reference in the prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein or to any statement in any such document which does not constitute part of the registration statement or prospectus pursuant to Rule 412 under the Securities Act.

(c)	The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the consummation by the Company of the other transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act, and the qualification of an indenture under the Trust Indenture Act, as contemplated by this Agreement, and such consents, approvals, authorizations, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Exchange Securities and as may be required under State securities or blue sky or insurance securities laws in connection with the offering and distribution of the Exchange Securities.
     6. Indemnification.
(a)	Indemnification by the Company. The Company will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Registration Statement, each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement and each person who participates as a placement or sales agent or as an underwriter and each person, if any, who controls such placement or sales agent or underwriter within the meaning of the Securities Act in any offering or sale of such Registrable Securities against any losses, claims, damages or liabilities, joint or several, to which such holder, agent, underwriter or control person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such holder, Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse such holder, such Electing Holder, such agent, such underwriter and such control person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any holder of Registrable Securities included in an Exchange Registration Statement, Electing Holders of Registrable Securities included in a Shelf Registration Statement or any person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities from whom the person asserting any such losses, claims, damages or liabilities purchased such Registrable Securities (or to the benefit of any person controlling any placement or sales agent or underwriter), to the extent that any such loss, claim, damage or liability of such person results from the fact that a copy of the prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person.
(b)	Indemnification by the Holders and any Agents and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(b) hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the Electing Holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder or underwriter expressly for use therein, and (ii) reimburse the Company, any director, officer or controlling person or other holder of Registrable Securities for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or holder of Registrable Securities in connection with investigating or defending any such loss, claim, damage, liability or action.
(c)	Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice in writing of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions under this Section 6, notify such indemnifying party of the commencement of such action; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of Section 6(a) or Section 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.
(d)	Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’ and any underwriters’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.
     7. Underwritten Offerings.
(a)	Selection of Underwriters. If any of the Registrable Securities covered by a Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is acceptable to the Company.
(b)	Participation by Holders. Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
     8. Rule 144.
     For one year from the initial issuance of the Debentures, the Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.
     9. Miscellaneous.
(a)	Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 70 Pine Street, New York, New York 10270, Attention: Secretary, and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
(b)	Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders and the directors, officers and controlling persons referred to in Section 6 hereof. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by, all of the applicable terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof. If the Company so requests, then until such writing is obtained, such successor, assign or transferee shall have no rights under this Agreement.
(c)	Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.
(d)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(e)	Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
(f)	Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture and the Debentures) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company. In the case of any amendment or waiver that materially and adversely affects the rights of a holder of Registrable Securities, such amendment or waiver must be approved by the holders of not less than a majority of the Registrable Securities held by the materially and adversely affected holders of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter Outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(f), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder. Any such amendment may be retroactive so long as such amendment does not adversely affect the rights of any holder of Registrable Securities in any material respect.

(g)	Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and the Company.

Very truly yours, AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Robert A. Gender
	Title:	Vice President and Treasurer
	Name:	Robert A. Gender

Accepted as of the date hereof:

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Barclays Capital Inc.
Lehman Brothers Inc.
Mitsubishi UFJ Securities International plc
Mizuho Securities USA Inc.
Daiwa Securities America Inc.
RBC Capital Markets Corporation
Santander Investment Securities Inc.
KeyBanc Capital Markets, Inc.
Scotia Capital (USA) Inc.	Wells Fargo Securities, LLC
ANZ Securities, Inc.
nabCapital Securities, LLC
BMO Capital Markets Corp.
TD Securities (USA) LLC
ING Bank N.V.
Calyon Securities
SunTrust Robinson Humphrey, Inc.
NatCity Investments, Inc.
BBVA Securities, Inc.
CIBC World Markets Corp.

By CITIGROUP GLOBAL MARKETS INC., as Representative of the initial purchasers
By:	/s/ Jack D. McSpadden, Jr.
Title: Managing Director Name: Jack D. McSpadden, Jr.

By J.P. MORGAN SECURITIES INC., as Representative of the initial purchasers
By:	/s/ Maria Sramek
Title: Executive Director Name: Maria Sramek

Exhibit A
American International Group, Inc.
INSTRUCTION TO DTC PARTICIPANTS
(Date of Mailing)
URGENT — IMMEDIATE ATTENTION REQUESTED
DEADLINE FOR RESPONSE: [DATE]*
The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in American International Group, Inc. (the “Company”) 8.175% Series A-6 Junior Subordinated Debentures (the “Securities”) are held.
The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.
It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response*]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact 70 Pine Street, New York, New York 10270, Attention: Secretary, Telephone No. (212) 770-5123.

*	Not less than 18 calendar days from date of mailing.

American International Group, Inc.
Notice of Registration Statement
and
Selling Securityholder Questionnaire
(Date)
Reference is hereby made to the Agreement (the “Agreement”) between American International Group, Inc. (the “Company”) and the Initial Purchasers named therein. Pursuant to the Agreement, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 8.175% Series A-6 Junior Subordinated Debentures (the “Securities”). A copy of the Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
Each beneficial owner of Registrable Securities (as defined in the Agreement) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the prospectus forming a part thereof for resales of Registrable Securities.
Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.

ELECTION
The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Agreement, including, without limitation, Section 6 of the Agreement, as if the undersigned Selling Securityholder were an original party thereto.
Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Agreement.
The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE
(1)	(a) Full Legal Name of Selling Securityholder:

     (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2)	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

(3)	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.
(a)	Principal amount of Registrable Securities beneficially owned:
8.175% Series A-6 Junior Subordinated Debentures: $
CUSIP No(s). of such Registrable Securities:
(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:
8.175% Series A-6 Junior Subordinated Debentures: $
(4)	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

(5)	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:
By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.
In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Agreement.
By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.
In accordance with the Selling Securityholder’s obligation under Section 3(f) of the Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:
(i) To the Company:
American International Group, Inc.
Attn: Secretary

70 Pine Street
New York, New York 10270
(ii) With a copy to:
Sullivan & Cromwell LLP
Attn: Robert W. Reeder III
125 Broad Street
New York, New York 10004
Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:
Title:
PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY’S COUNSEL AT:
Sullivan & Cromwell LLP
Attn: Robert W. Reeder III
125 Broad Street
New York, New York 10004

Exhibit B
NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT
The Bank of New York
101 Barclay Street
New York, NY 10007
Attention: Trust Officer

Re:	American International Group, Inc. (the “Company”) 8.175% Series A-6 Junior Subordinated Debentures
Dear Sirs:
Please be advised that                                          has transferred $                     aggregate principal amount of the 8.175% Series A-6 Junior Subordinated Debentures pursuant to an effective Registration Statement on Form           (File No. 333-          ) filed by the Company.
We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the 8.175% Series A-6 Junior Subordinated Debentures (the “Debentures”) is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Debentures transferred are the Debentures listed in such Prospectus opposite such owner’s name.
Dated:

Very truly yours,

(Name)

By:	(Authorized Signature)